UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

Knowles Corporation

(Exact name of registrant as specified in charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1151 Maplewood Drive, Itasca, IL	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 250-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2016, Knowles Corporation (the “Company”) entered into the Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”) among the Company, as borrower, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”). The Fourth Amendment amends the Credit Agreement dated as of January 27, 2014, as amended and restated as of December 31, 2014, among the Company, Knowles Luxembourg International S.à r.l., the lenders named therein and the Agent (as amended by the First Amendment dated April 17, 2015, the Second Amendment dated November 19, 2015 and the Third Amendment dated February 9, 2016, the “Credit Agreement”). The Fourth Amendment was entered into in connection with the Company’s intention to offer $125 million aggregate principal amount of convertible unsecured senior notes due 2021 as described in Item 8.01 below.

The Fourth Amendment provides for, among other things, (i) an increase in the limit of the Leverage Ratio (as defined in the Credit Agreement) from 3.25:1.00 to 3.75:1.00 and (ii) a new Senior Secured Leverage Ratio (as defined in the Fourth Amendment) not to exceed 3.25:1.00. The effectiveness of the amendments set forth in the immediately preceding clauses (i) and (ii) is conditioned upon, among other things, the completion of the offering described in Item 8.01 below and the application of the net proceeds therefrom to reduce borrowings outstanding under the Company’s term loan facility.

The description of the Fourth Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Fourth Amendment filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 8.01 Other Events.

On April 27, 2016, the Company issued a press release announcing its intention to offer $125 million aggregate principal amount of convertible unsecured senior notes due 2021 in a private placement transaction to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company also expects to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $18.75 million aggregate principal amount of the notes.

In connection with the pricing of the notes, the Company expects to enter into privately negotiated convertible note hedge transactions with one or more of the initial purchasers or their respective affiliates (the “option counterparties”). The Company also expects to enter into warrant transactions with the option counterparties.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report.

Exhibit Number	Description

10.1	Fourth Amendment, dated as of April 27, 2016, to Amended and Restated Credit Agreement by and among Knowles Corporation, as borrower, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release of Knowles Corporation dated April 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION
Date: April 27, 2016

	By:	/s/ Thomas G. Jackson
Thomas G. Jackson
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment, dated as of April 27, 2016, to Amended and Restated Credit Agreement by and among Knowles Corporation, as borrower, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release of Knowles Corporation dated April 27, 2016.

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